CERTIFICATE OF AMENDMENT TO THE
AMENDED & RESTATED CERTIFICATE OF INCORPORATION
OF
ALBERTSONS COMPANIES, INC.
_____________________________________________________________________________________

Pursuant to Section 242
of the General Corporation Law of the
State of Delaware
_____________________________________________________________________________________

Albertsons Companies, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the laws of the State of Delaware, pursuant to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY

FIRST: That, in accordance with the provisions of Sections 141 and 242 of the DGCL, the Board of Directors of the Corporation duly adopted resolutions setting forth the following amendment to the Amended & Restated Certificate of Incorporation of the Corporation (the “Amendment”), declaring the Amendment to be advisable and calling for the submission of the proposed Amendment to the stockholders of the Corporation for their consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Board of Directors declares that it is advisable to amend Article V of the Amended & Restated Certificate of Incorporation of the Corporation, upon approval by the requisite vote of the holders of the outstanding stock of the Corporation entitled to vote thereon, by replacing the second sentence of Article V in its entirety with the following:

“The total number of directors consisting the Board of Directors shall be not less than 7 directors nor more than 17 directors, the exact number of directors to be determined from time to time exclusively by resolution adopted by the Board of Directors or in the manner provided herein.”

SECOND: That the Amendment was submitted for stockholder approval and that on August 5, 2021, a majority of the outstanding stock of the Corporation entitled to vote as a class voted to approve the foregoing Amendment in accordance with the provisions of the Amended & Restated Certificate of Incorporation of the Corporation.

THIRD: That the Amendment was duly approved and adopted in accordance with the applicable provisions of Section 242 of the DGCL.

FOURTH: That the Amendment shall be effective immediately upon the filing of this Certificate of Amendment to the Amended & Restated Certificate of Incorporation.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be duly signed by Juliette Pryor, its Executive Vice President, General Counsel & Secretary, this 25th day of August, 2021.

ALBERTSONS COMPANIES, INC.
By:	/s/ Juliette Pryor
By:	Juliette Pryor
Title:	Executive Vice President, General Counsel & Secretary